UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Bluerock Multifamily Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Chief Executive Officer

Effective October 31, 2013, Randy I. Anderson resigned as Chief Executive Officer of Bluerock Multifamily Growth REIT, Inc., or our Company, for personal reasons. Mr. Anderson was previously appointed as Chief Executive Officer of our Company on February 26, 2013 by our Board of Directors, or the Board, at the recommendation of R. Ramin Kamfar, Chairman of the Board. Mr. Anderson has also resigned from his position as Chief Executive Officer of Bluerock Multifamily Advisor, LLC, our advisor, and from his position as President of Bluerock Real Estate, L.L.C., our sponsor, both of which are affiliates of our Company. Mr. Anderson’s resignation was for personal reasons and not the result of any disagreements with our Company on any matters relating to our operations, policies or practices.

Appointment of Chief Executive Officer

On October 31, 2013, the Board appointed Mr. Kamfar, age 49, to serve as Chief Executive Officer of our Company and Chief Executive Officer of our advisor, to serve in such capacity, until his successor is elected and qualifies or until his earlier death, resignation or removal. The appointment of Mr. Kamfar as Chief Executive Officer of our Company was not made pursuant to any arrangement or understanding between him and any other person. Mr. Kamfar previously served as Chief Executive Officer of our Company from its inception until the appointment of Mr. Anderson on February 26, 2013.

Mr. Kamfar has served as our Chairman of the Board since August 2008. He also served as our Chief Executive Officer and Chief Executive Officer of our advisor from August 2008 until February 2013, and has served as Chairman of the Board and Chief Executive Officer of our sponsor from its inception in October 2002. Mr. Kamfar has 24 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking and public and private financings. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. From 1993 to 2002, Mr. Kamfar executed a growth/consolidation strategy to build a startup into a leading public company in the ‘fast casual’ market now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL). From 1999 to 2002, Mr. Kamfar served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.

Certain Relationships and Related Party Transactions Involving Mr. Kamfar

Information relating to certain relationships and related party transactions involving Mr. Kamfar, our Company and their affiliates is set forth below.

Our Advisor, Our Advisory Agreement and Our Former Dealer Manager Agreement

Our Company is externally advised by our advisor, which is a Delaware limited liability company and an affiliate of our sponsor. Mr. Kamfar, along with a limited liability company owned by Mr. Kamfar and his family, or the Kamfar Family LLC, indirectly own 100% of the membership interests in BER Holdings, LLC, which in turn owns 98.5% of the membership interests in our advisor. Mr. Kamfar actively participates in the management and operations of our advisor.

Our advisor is subject to the supervision of the Board and only has such authority as our Company may delegate to it as our agent. Our Company entered into an advisory agreement with our advisor on October 14, 2009, and renewed the advisory agreement on an annual basis through October 14, 2012. On September 26, 2012, our Company and our advisor agreed to amend the advisory agreement pursuant to a resolution approved by the Board, including its independent directors, to provide changes to the asset management fee and acquisition fee payable to our advisor. On October 14, 2012, our Company renewed the advisory agreement with our advisor through October 14, 2013 pursuant to a resolution approved by the Board, including our independent directors. On October 14, 2013, our Company and our advisor agreed to renew and amend the advisory agreement pursuant to a resolution approved by the Board, including our independent directors, to provide for further changes to the disposition and financing fee payable to our advisor.

Transition to Affiliated Dealer Manager

On July 5, 2011, our Company provided our former dealer manager for our previous offerings, Select Capital Corporation, or Select Capital, with notice that our Company considered the dealer manager agreement with Select Capital entered into on October 15, 2009 to have been terminated, effective immediately. In addition, on July 5, 2011, our Company entered into a dealer manager agreement with Bluerock Capital Markets, LLC, our affiliate, or Bluerock Capital Markets, pursuant to which it assumed dealer manager responsibilities for the remainder of our primary offering of a maximum of $1,000,000,000 in shares of our common stock at an offering price of $10.00 per share, for which a registration statement was declared effective by the U.S. Securities and Exchange Commission, or the SEC, on October 15, 2009, or the Prior Public Offering. On April 12, 2013, our Company entered into a new dealer manager agreement with Bluerock Capital Markets, pursuant to which it assumed dealer manager responsibilities for our follow-on offering to the Prior Public Offering of $500 million in shares of our common stock (exclusive of shares to be sold pursuant to our distribution reinvestment program) at a price of $10.00 per share, and $50.0 million in shares of our common stock to be sold pursuant to our distribution reinvestment plan at $9.50 per share, for which a registration statement was declared effective by the SEC on April 12, 2013, or the Follow-On Offering. Bluerock Capital Markets was responsible for marketing our shares in our Follow-On Offering. In conjunction with the termination of our Follow-On Offering effective September 9, 2013, our Company notified Bluerock Capital Markets of the termination of the dealer manager agreement, effective September 9, 2013. Mr. Kamfar and the Kamfar Family LLC indirectly own 100% of the membership interests in Bluerock Capital Markets.

Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager

Summarized below are the fees earned and expenses reimbursable to our advisor and its affiliates, including Bluerock Capital Markets, our former affiliated dealer manager, and any related amounts payable, for the year ended December 31, 2012 and the six months ended June 30, 2013:

	Approximate Dollar Value of Mr. Kamfar’s Interest In REIT Incurred Amounts (2)	Incurred for the Six Months Ended June 30, 2013	Payable as of June 30, 2013	Incurred for the Year Ended December 31, 2012	Payable as of December 31, 2012
Type of Compensation
Selling Commissions (1)	$1,344,504	632,767	$-	$711,737	$-
Dealer Manager Fee (1)	464,176	139,549	-	324,627	-
Asset Management and Oversight Fees	590,844	284,146	686,548	315,696	426,938
Acquisition Fees	970,590	136,633	381,503	848,737	322,440
Financing Fees	-	-	5,891	357,809	5,891
Other Offering Costs	-	-	16,813	-	-
Reimbursable Organizational Costs	-	-	49,931	-	49,931
Reimbursable Operating Expenses	622,903	220,670	602,329	411,719	431,850
Reimbursable Offering Costs	49,061	-	183,197	49,808	197,300
Total:	4,042,078	1,413,765	1,926,212	3,020,133	1,434,350

(1)	Includes amounts reallowed from the dealer manager fee to selling dealers.
(2)	Includes incurred amounts for the periods shown attributable to the ownership interest of both Mr. Kamfar and the Kamfar Family LLC in our advisor.

Our advisor or its affiliates may pay some of our organization and offering costs (other than selling commissions and dealer manager fees) incurred in connection with our public offerings, including our legal, accounting, printing, mailing and filing fees. Our Company reimburses our advisor for these costs, but only to the extent that the reimbursement would not cause selling commissions, the dealer manager fee and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of our public offerings. In addition, our advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs paid by us exceed 15% of our gross offering proceeds.

As of December 31, 2012, $2,965,111 of organizational and offering costs had been incurred on our behalf by our advisor and its affiliates. Our Company is liable to reimburse these costs only to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of our public offering. When recorded by us, organizational costs are expensed and third-party offering costs are charged to stockholders’ equity. Through June 30, 2013, $4,013,559 of offering costs were charged to stockholders’ equity and, in 2010, $49,931 of organizational costs were expensed.

Asset Management Fee. Our Company is obligated to pay our advisor a monthly asset management fee for the services it provides pursuant to the advisory agreement. On September 26, 2012, our Company amended the advisory agreement to reduce the monthly asset management fee from one-twelfth of 1.0% of the higher of the cost or the value of each asset to one-twelfth of 0.65% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset it acquires, including any debt attributable to the asset (including any debt encumbering the asset after acquisition), provided that, with respect to any properties our Company develops, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee is based only on the portion of the cost or value attributable to our investment in an asset if our Company did not own all of an asset.

Acquisition Fee. Pursuant to the advisory agreement, our advisor is entitled to receive an acquisition fee for its services in connection with the investigation, selection, sourcing, due diligence and acquisition of a property or investment. On September 26, 2012, our Company amended the advisory agreement to increase the acquisition fee from 1.75% to 2.50% of the purchase price. The purchase price of a property or investment is equal to the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property or investment. The purchase price allocable for joint venture investments will equal the product of (1) the purchase price of the underlying property, and (2) our ownership percentage in the joint venture.

Disposition Fee. Pursuant to the advisory agreement, our advisor is entitled to receive a disposition fee for its services in connection with a sale of a property or an investment (except investments traded on a national securities exchange) in which it or an affiliate provides a substantial amount of services as determined by our independent directors. On October 14, 2013, our Company amended the advisory agreement to specify that the disposition fee shall be equal to 1.5% of the total consideration stated in an agreement for the sale of such property or investment. The disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all parties by the Company for the sale of each property or investment shall not exceed 6.0% of the total consideration stated in an agreement for the sale of such property or investment.

Financing Fee. Pursuant to the advisory agreement, our advisor is entitled to receive a financing fee equal to 1% of the amount, under any loan or line of credit, made available to us.

Convertible Stock. Our Company issued 1,000 shares of convertible stock, par value $0.01 per share, to our advisor. The convertible stock will convert to shares of common stock if and when: (A) our Company has made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares or (B) subject to specified conditions, our Company lists our common stock for trading on a national securities exchange. A ‘‘listing’’ will be deemed to have occurred on the effective date of any merger of us in which the consideration received by the holders of our common stock is the securities of another issuer that are listed on a national securities exchange. Upon conversion, each share of convertible stock will convert into a number of shares of common stock equal to 1⁄1000 of the quotient of (A) 15% of the excess of (1) our ‘‘enterprise value’’ (as defined in our charter) plus the aggregate value of distributions paid to date on the outstanding shares of our common stock over the (2) aggregate purchase price paid by the stockholders for those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. If an event triggering the conversion occurs after the termination or non-renewal of the advisory agreement with our advisor (other than because of a material breach by our advisor), the number of shares of common stock our advisor will receive upon conversion will be prorated to account for the period of time the advisory agreement was in force.

Property Management Oversight Fee. Our Company may pay Bluerock REIT Property Management, LLC, a wholly owned subsidiary of our advisor, a property management fee equal to 4% of the monthly gross income from any properties it manages. In general, our Company contracts property management services for certain properties directly to non-affiliated third parties, in which event our Company pays our advisor an oversight fee equal to 1% of monthly gross revenues of such properties.

Previous Transactions with Affiliates of Our Sponsor and Our Advisor

Our Company has entered into one or more transactions with three private real estate funds that are affiliates of our sponsor in connection with our investments. Bluerock Special Opportunity + Income Fund, LLC, or SOIF I, is managed and controlled by our sponsor. Bluerock Special Opportunity + Income Fund II, LLC, or SOIF II, and Bluerock Special Opportunity + Income Fund III, LLC, or SOIF III, are managed and controlled by a wholly owned subsidiary of our sponsor. Our Company has also entered into a transaction with Bluerock Growth Fund, LLC, or BGF, which is managed by an affiliate of our sponsor. Mr. Kamfar is the indirect owner of 100% of the membership interests of our sponsor along with the Kamfar Family LLC, and each of our Company’s and our advisor’s officers is also an officer of our sponsor.

Joint Ventures with SOIF II and SOIF III

In connection with our acquisitions of our joint venture investments in the Enders property, the Berry Hill property, and the MDA property, our Company entered into joint venture agreements with SOIF II and SOIF III, as applicable, as further described below.

Enders JV with SOIF III

In connection with the closing of the Enders property acquisition on October 2, 2012, our Company invested $4,716,846 to acquire a 95% equity interest in BR Enders Managing Member, LLC, or the Enders Member JV Entity, through a wholly-owned subsidiary of our operating partnership, BEMT Enders, LLC. SOIF III invested $258,762 to acquire the remaining 5% interest in the Enders Member JV Entity. The Enders Member JV Entity holds an indirect equity interest in our Enders property. Our equity capital investment in the joint venture was funded with a $4.8 million advance from a working capital line of credit with SOIF II and SOIF III, or the SOIF LOC, as discussed further below.

In connection with the transaction, our advisor and the manager of SOIF III charged an aggregate acquisition fee of approximately $328,284 with respect to the Enders property investment. For the year ended December 31, 2012 and the six months ended June 30, 2013, our advisor and the manager of SOIF III charged an aggregate asset management fee of approximately $69,630 and our advisor charged an aggregate oversight fee of approximately $23,743, with respect to the Enders property investment on behalf of our Company and SOIF III. The approximate dollar value of Mr. Kamfar’s interest in this transaction was $415,512 for the year ended December 31, 2012 and the six months ended June 30, 2013. The portion of these fees payable to our advisor is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager.”

Berry Hill JV with SOIF III

On October 18, 2012, our Company invested $3,788,725 to acquire a 71.0% equity interest in BR Berry Hill Managing Member, LLC, or the Berry Hill Member JV Entity, through BEMT Berry Hill, LLC, or BEMT Berry Hill, a wholly-owned subsidiary of our operating partnership. SOIF III invested $1,547,507 to acquire the remaining 29.0% interest in the Berry Hill Member JV Entity. The Berry Hill Member JV Entity holds an indirect equity interest in our Berry Hill property. Our equity capital investment in the joint venture was funded with $3.2 million from the SOIF LOC, as discussed further below.

In connection with the transaction, our advisor and the manager of SOIF III charged an aggregate acquisition fee of approximately $109,402 with respect to the Berry Hill development. For the year ended December 31, 2012 and the six months ended June 30, 2013, our advisor charged an asset management fee of approximately $6,138 with respect to asset management of the Berry Hill investment and charged a development fee of $174,223. The approximate dollar value of Mr. Kamfar’s interest in this transaction was $286,184 for the year ended December 31, 2012 and the six months ended June 30, 2013. The portion of these fees payable to our advisor is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager.”

MDA JV with SOIF II

On December 17, 2012, our Company invested $6,098,306 to acquire a 62.5% equity interest in BR VG MDA JV Member, LLC, or the BR Member, through a wholly-owned subsidiary of our operating partnership, BEMT MDA, LLC, or BEMT MDA Member. SOIF I invested $3,366,265 to acquire a 34.5% interest in the BR Member and BR MDA Investors, LLC invested $292,719 to acquire the remaining 3%. The BR Member holds an indirect equity interest in our MDA property. In order to close the acquisition of the interest in the BR Member, our Company made a draw of $6.0 million from the SOIF LOC, as discussed further below. Further, BEMT MDA Member pledged its economic interests (but not its membership interests) in the BR Member to secure the draw.

In connection with the transaction, our advisor and the manager of SOIF I charged an aggregate acquisition fee of approximately $530,297 with respect to the MDA property investment and our advisor charged a financing fee of approximately $132,766. For the year ended December 31, 2012 and the six months ended June 30, 2013, our advisor and the manager of SOIF I charged an aggregate asset management fee of approximately $114,185 and our advisor charged an oversight fee of approximately $8,649 with respect to asset management of the MDA property investment on behalf of our Company and SOIF I. The approximate dollar value of Mr. Kamfar’s interest in this transaction was $644,510 for the year ended December 31, 2012 and the six months ended June 30, 2013. The portion of these fees payable to our advisor is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager.”

Loans from SOIF I and SOIF II

Springhouse Loan. In connection with our investment in the Springhouse joint venture, on December 3, 2009, BEMT Springhouse, LLC, or BEMT Springhouse, entered into a loan agreement with SOIF I pursuant to which BEMT Springhouse borrowed $2.8 million, or the SOIF I Springhouse Loan. The SOIF I Springhouse Loan initially had a six-month term, maturing June 3, 2010, which was subsequently extended to June 3, 2012. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the SOIF I Springhouse Loan. A partial repayment in the amount of $1.1 million was made on June 23, 2010. An additional partial repayment in the amount of $1.0 million was made on December 29, 2011. The SOIF I Springhouse Loan plus accrued interest in the aggregate amount of $649,785 was paid in full on March 30, 2012.

Hillsboro Loan. On September 30, 2010, BEMT Hillsboro LLC entered into a loan agreement with SOIF II, pursuant to which it borrowed $1.3 million, or the SOIF II Hillsboro Loan. The SOIF II Hillsboro Loan initially had a six-month term maturing March 31, 2011, which was subsequently extended to March 31, 2012. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the SOIF II Hillsboro Loan. The SOIF II Hillsboro Loan plus accrued interest in the aggregate amount of $1,264,259 was paid in full on March 30, 2012.

Augusta Loan. In connection with our investment in the Augusta joint venture, on September 1, 2010, BEMT Augusta, LLC entered into a loan agreement with SOIF II pursuant to which it borrowed $1.9 million, or the SOIF II Augusta Loan. The SOIF II Augusta Loan had a six-month term with a three-month extension. The initial maturity date was February 28, 2011, and was prepayable without penalty. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the loan. The SOIF II Augusta Loan plus accrued interest in the aggregate amount of $1,942,597 was paid in full on June 29, 2012.

Affıliate Working Capital Line of Credit. On October 2, 2012, our Company entered into the SOIF LOC, pursuant to which our Company was entitled to borrow up to $12.5 million, which borrowing authority was subsequently increased to $13.5 million. On October 2, 2012, our Company borrowed approximately $4.8 million under the SOIF LOC in connection with our investment in the Enders property; on October 18, 2012, our Company borrowed approximately $3.2 million under the SOIF LOC in connection with our investment in the Berry Hill property; and on December 17, 2012, our Company borrowed approximately $6.0 million under the SOIF LOC in connection with our investment in the MDA property.

The SOIF LOC had an initial term of six (6) months, an initial maturity date of April 2, 2013, and was prepayable without penalty. The SOIF LOC was to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the initial term. Interest on the SOIF LOC is paid on a current basis from cash flow distributed to us from our real estate assets, and is secured by a pledge of our unencumbered real estate assets, including those of our wholly-owned subsidiaries. Pursuant to the terms of the SOIF LOC, our Company was entitled to extend the maturity date in our sole and absolute discretion, with at least five (5) days’ prior written notice to SOIF II and SOIF III, for an additional six (6) month period to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50%. On March 4, 2013, the Company, SOIF II and SOIF III agreed to amend the SOIF LOC, or the SOIF LOC Amendment, by increasing the commitment amount thereunder from $12.5 million to $13.5 million and extending the initial term by six (6) months to October 2, 2013. All other terms of the SOIF LOC remain unchanged. In accordance with the requirements of our charter, the SOIF LOC Amendment was reviewed and approved by a majority of our board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

On August 13, 2013, our Company entered into a Second Amendment to Line of Credit and Security Agreement, or the Second SOIF LOC Amendment, with respect to the SOIF LOC. In connection with our sale of a 10.27% indirect equity interest in the Berry Hill property, or the Berry Hill Interest, our Company requested a one-time release of the lien on the Berry Hill Interest and the proceeds generated by the sale. As a condition of granting the release, SOIF II and SOIF III required an amendment to the SOIF LOC, doing so through the Second SOIF LOC Amendment, which principally provided for the removal of the revolving feature of the SOIF LOC such that our Company has no further capacity to borrow under the SOIF LOC, required that the principal amount outstanding under the SOIF LOC be increased $100,000 upon the release of the lien, and required that such increase must be paid at the earlier of our next sale of an asset or the maturity date under the SOIF LOC.

On August 29, 2013, our Company entered into a Third Amendment to Line of Credit and Security Agreement, or the Third SOIF LOC Amendment, with respect to the SOIF LOC. As consideration for our paydown of the SOIF LOC with the proceeds from the transfer of an additional 28.36% indirect equity interest in the Berry Hill property valued at $5,524,412, or the Additional Berry Hill Interest, and in exchange for our payment of a 1% extension fee in the amount of $75,356 and an increase in the interest rate on the SOIF LOC to 10% per annum from 8.5% per annum beginning on the original maturity date of the SOIF LOC, SOIF II and SOIF III agreed to further amend the SOIF LOC to extend the maturity date of the SOIF LOC for an additional six (6) months to April 2, 2014, which our Company may elect to further extend for an additional six (6) months for an additional 1% extension fee. The Third SOIF LOC Amendment also requires us to pay down the SOIF LOC with the net proceeds of our future sales of assets, subject to SOIF II and SOIF III’s sole, but reasonable, discretion to allow us to retain a portion of such sales proceeds for use in connection with our pursuit of our strategic alternatives. At August 29, 2013 and December 31, 2012, the outstanding balance on the SOIF LOC was $7,611,437 and $11,935,830, respectively, and no amount and $564,170 was available for borrowing, respectively.

In accordance with the requirements of our charter, each of the affiliate loans discussed above was reviewed and approved by a majority of our Board (including a majority of our independent directors) as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. Furthermore, due to the unique investment opportunity presented by each of the Springhouse property, Creekside property, Hillsboro property, Augusta property, Enders property, Berry Hill property, and MDA property, including the opportunity to distinguish ourselves competitively from other early-stage non-traded REITs, the Board expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the above described loans.

Acquisitions from SOIF I and SOIF II

Springhouse Acquisition. On June 27, 2012, SOIF I sold a 1.0% limited liability company interest in BR Springhouse Managing Member, LLC to BEMT Springhouse for a purchase price of $93,000. SOIF I’s original allocated cost for the purchase of such interest was approximately $51,800. The transaction was unanimously approved by the independent members of our Board as fair and reasonable to the Company. The independent members of the Board found that the excess of the purchase price over SOIF I’s original allocated cost was substantially justified by the gain in the market value of the Springhouse property. The purchase price was determined based on a third party appraisal of the Springhouse property dated May 2012, and did not exceed the allocated fair market value of the Springhouse property as determined by the third party appraiser. In connection with this acquisition, our advisor charged an acquisition fee of approximately $33,452, which is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager.” The approximate dollar value of Mr. Kamfar’s interest in this transaction was $32,950.

Creekside Acquisition. On June 27, 2012, SOIF I and SOIF II each sold a 1.0% limited liability company interest in BR Creekside Managing Member, LLC, to BEMT Creekside, LLC, for a purchase price of $54,766 for each 1.0% interest ($109,532 in the aggregate). SOIF I’s original allocated cost to purchase its transferred interest was approximately $18,200, and SOIF II’s original allocated cost to purchase its transferred interest was approximately $18,200. The transaction was unanimously approved by the independent members of our Board as fair and reasonable to the Company. The independent members of the Board found that the excess of the purchase price over the original allocated cost for each of SOIF I and SOIF II was substantially justified by the gain in the market value of the Creekside property. The purchase price was determined based on a third party appraisal of the Creekside property dated May 2012, and did not exceed the allocated fair market value of the Creekside property as determined by the third party appraiser. In connection with this acquisition, our advisor charged an acquisition fee of approximately $36,192, which is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager.” The approximate dollar value of Mr. Kamfar’s interest in this transaction was $35,649.

Sales to SOIF II, SOIF III, and BGF

Meadowmont Disposition. On June 27, 2012, our Company (through BEMT Meadowmont, LLC, a wholly-owned subsidiary of our operating partnership) completed the sale of all of our 32.5% limited liability interest in BR Meadowmont Managing Member, LLC, or the Meadowmont Managing Member JV Entity, to SOIF II, for a purchase price of $3.1 million, excluding closing costs and a disposition fee paid to an affiliate of our advisor of $136,216. The purchase price was determined based on a third party appraisal of the Meadowmont property dated May 2012. The transaction was unanimously approved by the independent members of the Board as fair and reasonable to the Company. The Meadowmont Managing Member JV Entity holds an indirect 50% equity interest in the Meadowmont property. Our Company purchased our interest in the Meadowmont Managing Member JV Entity in April 2010 for $1.52 million and had a current total investment of approximately $1.6 million prior to the disposition. The net proceeds received from this sale were approximately $3.0 million, after the disposition fee payable to our advisor equal to $136,216, which is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager.” The approximate dollar value of Mr. Kamfar’s interest in this transaction was $134,173.

Berry Hill Partial Dispositions. On August 13, 2013, through BEMT Berry Hill, our Company sold the Berry Hill Interest to BGF, an affiliate of our advisor, based on a third party appraisal, for approximately $2,000,000, excluding disposition fees of $69,470 deferred by our advisor. On August 29, 2013, our Company transferred the Additional Berry Hill Interest to SOIF III, an affiliate of our advisor, in exchange for a $5,524,412 paydown against the outstanding principal balance of the SOIF LOC, based on a third party appraisal, excluding a disposition fee of approximately $191,886 deferred by our advisor; and, in exchange for our payment of a 1% extension fee in the amount of $75,356 and an increase in the interest rate on the SOIF LOC to 10% per annum from 8.5% per annum beginning on the original maturity date of the SOIF LOC, SOIF II and SOIF III agreed to further amend the SOIF LOC to extend the maturity date of the SOIF LOC for an additional six (6) months to April 2, 2014, which our Company may elect to further extend for an additional six (6) months for an additional 1% extension fee. The managers of BGF and SOIF III charged aggregate acquisition fees of $456,396 in connection with these transactions. The approximate dollar value of Mr. Kamfar’s interest in these transactions was $713,832. The portion of these fees payable to our advisor is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Our Former Dealer Manager.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

Dated: November 6, 2013	By:	/s/ Jordan B. Ruddy
Jordan B. Ruddy
President and Chief Operating Officer